UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

--------------------------------------------------------------------------------

IN RE:                                  In Proceedings For a
                                        Reorganization Under
      LECHTERS N.Y.C., INC.et al.,      Chapter 11.
                                        Case Nos. 01-41432 through
           01-41483 (AJG)
                          Debtors.      Jointly Administered



--------------------------------------------------------------------------------
                            PERIODIC OPERATING REPORT
                                 FOR THE PERIOD
                      JULY 8, 2001 TO AUGUST 4, 2001

     The undersigned, having reviewed the attached report and being familiar with the Debtors' financial affairs, verifies under the penalty of perjury, that the information contained herein is complete, accurate and truthful to the best of his knowledge.

     The undersigned also verifies that, to the best of his knowledge, all insurance policies, including workers compensation and disability insurance, have been paid currently.


DATED:  August 17, 2001
                                           ------------------------------------
        Harrison, New Jersey          By:  Daniel L. Anderton
                                           Senior Vice President,
                                           Chief Financial Officer and Treasurer



                                      Proskauer Rose LLP
                                      Counsel for the Debtors
                                        and Debtors-In-Possession
                                      1585 Broadway
                                      New York, NY 10036
                                      (212) 969-3000

                         LECHTERS, INC. AND SUBSIDIARIES
                             (DEBTORS-IN-POSSESSION)
                           CONSOLIDATED BALANCE SHEETS
                                 AUGUST 4, 2001
                             (Amounts in thousands)
                                    UNAUDITED


                          A S S E T S

Current Assets:

      Cash                                                       $   3,035
      Accounts receivable                                            1,431
      Merchandise inventories                                       58,785
      Prepaid expenses and other current assets                      2,077
                                                                 ---------
                Total Current Assets                                65,328

Property and equipment
      Fixtures and equipment                                        45,282
      Leasehold improvements                                        72,164
                                                                 ---------
                                                                   117,446
      Less accumulated depreciation and amortization                82,718
                                                                 ---------
      Net property and equipment                                    34,728

Other assets                                                         5,869
                                                                 ---------
                TOTAL ASSETS                                     $ 105,925
                                                                 =========

          LIABILITIES AND SHAREHOLDERS' DEFICIT

Liabilities not subject to compromise
Current Liabilities:
      Accounts payable                                           $   1,368
      Salaries, wages and other accrued expenses                    10,238
      Taxes other than income taxes                                  1,173
      Other current liabilities                                        157
                                                                 ---------

                Total Current Liabilities                           12,936

Long-Term Debt:
      Secured borrowings under DIP credit facility                  34,976
                                                                 ---------

             Total long-term debt                                   34,976
                                                                 ---------

             Total liabilities not subject to compromise            47,912

Other deferred credits                                               6,915

Liabilities subject to compromise
      5% Convertible subordinated debentures                        36,910
      Accounts payable                                              14,213
      Accrued expenses                                               6,755
      Estimated lease liabilities                                   25,110
      Other liabilities                                              2,194
                                                                 ---------

        Total liabilities subject to compromise                     85,182

Shareholders' deficit
      Convertible preferred stock $100 par value                    20,000

      Common stock, no par value                                        58
      Additional paid-in-capital                                    62,380

      Retained deficit                                            (113,420)
                                                                 ---------
                                                                   (30,982)
                                                                 ---------
      Less: Treasury stock at cost                                  (3,102)
                                                                 ---------
               Total Shareholders Deficit                          (34,084)
                                                                 ---------
               TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT       $ 105,925
                                                                 =========

          See accompanying notes to consolidated financial statements.

                         LECHTERS, INC. AND SUBSIDIARIES
                             (DEBTORS-IN-POSSESSION)
                      CONSOLIDATED STATEMENT OF OPERATIONS
                    JULY 8, 2001 THROUGH AUGUST 4, 2001
           (Amounts in thousands, except share and per share amounts)
                                    UNAUDITED



      Sales                                                   $    15,478

      Cost of sales                                                17,067
                                                           --------------

      Gross profit                                                 (1,589)

      Selling, general and administrative expenses                  7,407
                                                           --------------

      Loss before interest, reorganization items and
           income tax benefit                                      (8,996)

      Reorganization items
           Professional fees                                        1,099
           Write-off of unamortized discount                          352
           Retention incentive paid                                   418
                                                           --------------
                                                                    1,869

      Loss before interest and tax benefit                        (10,865)

      Net interest expense                                           (117)
                                                           --------------

      Loss before tax benefit                                     (10,748)

      Tax benefit                                                      --
                                                           --------------

      Net loss                                                ($   10,748)
                                                           ==============

      Net loss per common share
           Basic and diluted                                  ($     0.71)
                                                           ==============

      Weighted average common shares
           outstanding
      Basic and diluted                                        15,335,000
                                                           ==============


        See accompanying notes to the consolidated financial statements

                         LECHTERS, INC. AND SUBSIDIARIES
                             (DEBTORS-IN-POSSESSION)
                       CONSOLIDATED STATEMENT OF CASH FLOW
                       JULY 8, 2001 THROUGH AUGUST 4, 2001
                             (Amounts in thousands)
                                    UNAUDITED

CASH FLOWS FROM OPERATING ACTIVITIES:                            ($      10,748)

      Net loss

Adjustments to reconcile net loss to net cash
        provided by operating activities:
           Depreciation and amortization                                    725
           Write-off of unamortized discount                                352
           Other                                                            546
                Changes in operating assets and liabilities:
                     Decrease in accounts receivable                        784
                     Decrease in merchandise inventories                    615
                     Decrease in prepaid expenses                         3,639
                     Decrease in accounts payable,
                          accrued salaries, wages and other accrued
                          expenses and taxes other than income taxes     (5,578)
                     Increase in other assets                              (364)
                                                                 --------------

           NET CASH USED IN OPERATING ACTIVITIES                        (10,029)

Cash flows from investing activities:

           Capital expenditures                                            (183)
                                                                 --------------

           NET CASH USED IN INVESTING ACTIVITIES                           (183)

Cash flows from financing activities:

           Borrowings under the DIP credit facility                       7,272
                                                                 --------------

           NET CASH PROVIDED BY FINANCING ACTIVITIES                      7,272
                                                                 --------------

NET DECREASE IN CASH                                                     (2,940)
                                                                 --------------

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                            5,975
                                                                 --------------

CASH AND CASH EQUIVALENTS, END OF PERIOD                         $        3,035
                                                                 ==============


         See accompanying notes to the consolidated financial statements

                         LECHTERS, INC. AND SUBSIDIARIES
                             (DEBTORS-IN-POSSESSION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

1.    BASIS OF PRESENTATION

          On May 21, 2001, the Company and its subsidiaries (collectively the "Debtors") filed voluntary petitions (the "Filing") with the United States Bankruptcy Court for the Southern District of the New York (the "Bankruptcy Court") for reorganization under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code"). The Chapter 11 cases Nos. 01-41432 through 01 41 483 (AJG) have been consolidated for the purpose of joint administration. The accompanying unaudited Consolidated Financial Statements have been prepared in accordance with the American Institute of Certified Public Accountants Statement of Position 90-7 "Financial Reporting by Entities in Reorganization under the Bankruptcy Code", and have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which principles, except as otherwise disclosed, assume that assets will be realized and liabilities will be discharged in the normal course of business. The Consolidated Financial Statements do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation for the period presented have been included.

          Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these condensed consolidated financial statements be read in conjunction with the audited financial statements and the notes thereto included in the Company's Annual Report on Form 10-K for the year ended February 3, 2001. Due to the seasonal nature of the Company's sales, the results of operations for the period of July 8, 2001 through August 4, 2001, are not necessarily indicative of the operating results for the full year.

2.    REORGANIZATION CASE

          As a result of the Filing, actions to collect pre-petition indebtedness are stayed and other contractual obligations against the Debtors may not be enforced. In addition, under the Bankruptcy Code, the Debtors may assume or reject executory contracts, including lease obligations. Parties affected by these rejections may file claims with the Bankruptcy Court in accordance with the reorganization process. Substantially all pre-petition liabilities are subject to settlement under a plan of reorganization to be voted on by the creditors and equity holders and approved by the Bankruptcy Court. Although the Debtors expect to file a reorganization plan or plans that provide for emergence from bankruptcy, there can be no assurance that a reorganization plan or plans will be proposed by the Debtors or confirmed by the Bankruptcy Court or that any such plan will be consummated.

          As provided by the Bankruptcy Code, the Debtors have the exclusive right to submit a plan of reorganization for 120 days from the date of filing of the voluntary petitions. Further extension may be sought and may be granted or rejected by the Bankruptcy Court. If the Debtors fail to file a plan of reorganization during such period or if such plan is not accepted by the required number of creditors and equity holders, any party in interest may subsequently file its own plan of reorganization for the Debtors. A plan of reorganization must be confirmed by the Bankruptcy Court, upon certain findings being made by the Bankruptcy Court which are required by the Bankruptcy Code. The Bankruptcy Court may confirm a plan notwithstanding the non-acceptance of the plan by an impaired class of creditors or equity holders if certain requirements of the Bankruptcy Code are met. A plan of reorganization could also result in holders of the Common Stock receiving no value for their interest.

3.    DEBTOR-IN-POSSESSION CREDIT FACILITY

          On June 12, 2001, the Bankruptcy Court issued a final order (the "Final DIP Order") that (among other things): approved an $86 million debtor-in-possession senior secured financing facility (the "DIP Credit Facility") to fund the Debtors' ongoing operating needs during its financial restructuring; and ratified certain actions taken by the Company pursuant to the Bankruptcy Court's interim order dated May 22, 2001, which included execution and delivery of a Loan and Security Agreement dated as of May 22, 2001 (the "DIP Loan Agreement"), among the Company, most of its operating subsidiaries, Fleet Retail Finance Inc. ("Fleet") and a group of lenders including Fleet (collectively, the "DIP Lenders"). The Debtors who are not borrowers are guarantors and pledgors under the DIP Credit Facility.

          The Final DIP Order authorized the Company to continue to obtain financing and be obligated under the DIP Loan Agreement and related loan documents and grant security interests to Fleet as agent under the DIP Credit Facility in all of the assets and properties of the Company and the other Borrowers and guarantors (i.e., all of the Debtors) under the DIP Loan Agreement and other loan documents (said liens and security interests excluding the debtors' leasehold interest and certain causes of action arising under the Bankruptcy Code but including the proceeds of leasehold interests). The Final DIP Order provides that in the event of any conflict with the DIP Loan Agreement or any other loan document, the provisions of the Final DIP Order control.

          The Final DIP Order required the Company and other Debtors to repay their obligations under their pre-petition secured credit facility with Fleet and certain other Lenders (the "Pre-Petition Secured Debt"). However, the Final DIP Order provides that the Debtors' repayment of the Pre-Petition Secured Debt is without prejudice to the right of the Official Unsecured Creditors' Committee (the "Committee") for a 120-day period following the Committee's retention of counsel, to seek to avoid any security interest claimed as collateral for the Pre-Petition Secured Debt or the disgorgement of any payment made by the Debtors with respect thereto.

          The Final DIP Order provides that the DIP Credit Facility will be allowed a superpriority administrative expense claim under the Bankruptcy Code, subject only to mandatory fees and expenses, recoveries on avoidance actions and an agreed upon carve-out of $750,000 for professional fees and disbursements and the expenses of the Committee.

          The DIP Loan Agreement provides for a committed revolving line of credit of a maximum of $80,000,000 (the "Revolving Credit") from the DIP Lenders and a Tranche B Senior Secured Subordinated Term Loan of $6,000,000 (the "Tranche B Loans") from Back Bay Funding Capital LLC, as a Junior Secured Tranche B Lender. The DIP Credit Facility matures on the first to occur of: (a) May 31, 2003; (b) upon acceleration of the liabilities thereunder of Fleet, as Agent, following the occurrence of an Event of Default (as defined in the DIP Loan Agreement); or (c) the Effective Date of a Plan of Reorganization filed in the Company's bankruptcy proceedings.

          The Company's maximum borrowing (the "Borrowing Base") under the DIP Credit Facility may not exceed the lesser of: (a) $86 million (with the Tranche B Loan); and (b) the total of (i) the cost value of the Company's acceptable inventory, including eligible letter of credit inventory; times the overall inventory advance rate (83% during January - August and 88% during September - December of each year), plus (ii) 85% of the Company's acceptable credit card receivables; minus (iii) applicable carve outs and reserves. As of August 4, 2001, there was $34,976,000 in direct borrowings under the DIP Credit Facility exclusive of letters of credit and the remaining availability (reduced by outstanding letters of credit) was $9,024,000. The DIP Loan Agreement requires a minimum availability of $4,000,000 through December 15, 2001, and $6,000,000 thereafter.

          The DIP Credit Facility contains certain covenants, including limitations on capital expenditures, indebtedness and transactions with affiliates and a prohibition on the payment of dividends, other than scheduled payments of preferred dividends by the Company and dividends paid to the Company by its subsidiaries. The DIP Loan Agreement restricts to $7,500,000 the Company's permitted capital expenditures for any year, and continues the previously agreed upon cash management account with Fleet.

          Advances under the Revolving Credit facility will bear interest per annum at the Fleet base rate plus the applicable margin (1.00% through June 2002 and 0.50% to 1.00% thereafter) or the Eurodollar rate plus the applicable margin (2.75% through June 2002 and 2.25% to 2.75% thereafter), at the Company's option. After June 2002, the applicable margins are determined based upon the Company's excess availability under the DIP Credit Facility.

          The Company pays an unused line fee of 0.50% per annum on the average unused portion of the Revolving Credit facility, a standby letter of credit fee equal to the applicable Eurodollar margin (2.75% through June 2002 and 2.25% to 2.75% thereafter) of the total face amount of each outstanding letter of credit, a documentary letter of credit fee equal to the applicable Eurodollar margin less 50 basis points (2.25% through June 2002 and 1.75% to 2.25% thereafter) per annum of the total face amount of each outstanding letter of credit and certain other fees. The Tranche B Loan bears interest at 16.00% per annum, with the Debtors having the option to pay in kind all or a portion of interest in excess of 13.5% on the first day of each calendar month. The Tranche B Loan required the payment at closing of a commitment fee of 3% of the principal amount of the Tranche B Loan, and provides for, among other things, the payment of an anniversary fee on the first anniversary of the closing equal to 2% of the then outstanding principal balance of the Tranche B Loan.

          Neither the Final DIP Order nor the DIP Credit Facility permit the Company to repay, prepay, redeem, defease or repurchase its 5% convertible subordinated debentures or other pre-petition indebtedness (other than the Pre-Petition Secured Debt) other than to the extent permitted by a Reorganization Plan approved by the lenders and the Bankruptcy Court.

4.    REORGANIZATION ITEMS

          In connection with the Filing and the Company's reorganization proceedings, the Company incurred professional fees and other reorganization related expenses of approximately $1,869,000 for the period July 8, 2001 through August 4, 2001. Professional fees were comprised of: legal $597,000, financial professional of $214,000, consultants $261,000, and miscellaneous were $27,000.

          Cash payments related to reorganization items for professional fees and other reorganization items were approximately $247,000 and $121,000, respectively.

5.    REORGANIZATION ITEMS-PROVISION FOR REJECTED EXECUTORY CONTRACTS

          The provision for rejected executory contracts of $10,188,000 reflected on the Consolidated Statement of Operations represents the increase in the estimated liabilities for leases terminated over the $14,922,000 established in the Fourth Quarter of Fiscal Year 2000 for stores closed pursuant to the Company's Strategic Restructuring Plan and is reflected on the Consolidated Balance Sheet as part of the Liabilities Subject to Compromise. The total represents the Company's current estimate of allowable claims for rejected leases under the Bankruptcy Code. These amounts will be subject to revision in the future based on actual claims to be submitted for rejected contracts and leases.

6.    INTEREST EXPENSE

          Interest expense reflected on the Statement of Operatio ns represents interest on the DIP Credit Facility. With respect to the 5% Convertible Subordinated Debentures due September 27, 2001, due to the fact that this debt is not secured, as of May 20, 2000 as provided by SOP 90-7, interest expense is no longer accrued for the debentures. For the period July 8, 2001 through August 4, 2001 interest expense on the 5% Convertible Subordinated Debentures would have been $144,000. For the period May 20, 2001 through August 4, 2001 interest would have been $389,000 higher had it not been for the provisions of SOP-7.

      Interest expense for the period July 8, 2001 through August 4, 2001 was comprised of the following:


      Net interest expense                                                        $244,000

      Less:
           Reversal of interest on 5% Convertible Subordinated
           Debentures for the period May 21, 2001 through July 7, 2001            (246,000)

           Reclassification of amortization of discount on the
           original issuance of the debentures to reorganization items            (115,000)
                                                                                 ---------

           Net Interest expense on Summary of Operations                         ($117,000)
                                                                                 =========


7.    NET LOSS PER SHARE

          Basic net loss per share data were computed by dividing net loss, reduced by the Convertible Preferred Stock Dividend requirement, by the weighted average number of common shares outstanding during the period July 8, 2001 through August 4, 2001. With respect to diluted net loss per share, stock options, which are potential common shares, were excluded from the weighted average of outstanding shares because inclusion would reduce the loss per share. With respect to the Company's 5% Convertible Subordinated Debentures and the Company's Convertible Preferred Stock, for the purpose of computing diluted net loss per share, the assumed conversion of such debentures and such preferred stock would reduce the diluted loss per share for the period July 8, 2001 through August 4, 2001.

LECHTERS, INC. AND SUBSIDIARIES

DEBTORS-IN-POSSESSION                 CASE NOS. 01-41432 Through 01-41483 (AJG)



SCHEDULE OF FEDERAL, STATE AND LOCAL TAXES
COLLECTED, RECEIVED, DUE OR WITHHELD
FOR THE PERIOD JULY 8, 2001 TO AUGUST 4, 2001




Gross Wages Paid                                    $      3,738,516

Payroll Taxes Withheld
     Federal Income Tax                             $         488,836
     FICA                                                     269,595
     State Income Tax                                         102,295
     Disability                                                 7,184
     Local Income Tax                                           9,752
                                                    -----------------
          Total Payroll Taxes Withheld              $         877,662
                                                    =================

Employer Tax Contributions
     FICA                                           $         269,596
     Federal Unemployment                                       7,608
     State Unemployment                                        26,910
                                                    -----------------
          Total Employer Tax Contributions          $         304,114
                                                    =================


Gross Taxable Sales                                 $      14,907,142
                                                    -----------------


Sales Tax Collected                                 $       1,028,365
                                                    -----------------



Property Taxes Paid on Real
     and Personal Property                          $          67,748
                                                    -----------------